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                                                                      EXHIBIT 23





Ford Motor Company
The American Road
Dearborn, Michigan

                      CONSENT OF COOPERS & LYBRAND L.L.P.


Re:   Ford Motor Company Registration Statement on Form S-8


We consent to the incorporation by reference in this Registration Statement of our report dated February 1, 1994 on our audits of the consolidated financial statements and financial statement schedules of Ford Motor Company at December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report is included in Ford's 1993 Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.
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COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan  48243
December 6, 1994